DEMAND PROMISSORY NOTE


$45,000                Date: July 31, 2000


     FOR VALUE RECEIVED, the undersigned jointly and severally promise to pay to the order of Michael F. Pope, the sum of Forty Five Thousand Dollars ($45,000), together with interest of 0% per annum on the unpaid balance. The entire unpaid principal and any accrued interest shall be fully and immediately payable UPON DEMAND of any holder thereof.

     Upon default in making payment within 15 days of demand, and provided this note is turned over for collection, the undersigned agree to pay all reasonable legal fees and costs of collection to the extent permitted by law. This note shall take effect as a sealed instrument and be enforced in accordance with the laws of the payee's state. All parties to this note waive presentment, notice of non-payment, protest and notice of protest, and agree to remain fully bound notwithstanding the release of any party, extension or modification of terms, or discharge of any collateral for this note.

     In the presence of:

/s/ Michael F. Pope                   By: /s/ Philip C. La Puma
-----------------------                   -------------------------------
Witness                                   Philip C. La Puma for
                                          Time Lending, California